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EXHIBIT 10.8

                   AMENDMENT AND PAYMENT EXTENSION AGREEMENT

         THIS AMENDMENT AND PAYMENT EXTENSION AGREEMENT (this "AMENDMENT") is made as of March 17th, 2004, by and between MARKLAND TECHNOLOGIES, INC., a Florida Corporation ("MARKLAND"), SECURITY AND TECHNOLOGY RESEARCH, INC., a Maryland corporation ("STR") and George Yang, an individual residing in the State of Maryland ("YANG").

         WHEREAS, Markland, STR and Yang are all parties to an Agreement and Plan of Merger dated as of October __, 2003 (the "MERGER AGREEMENT:);

         WHEREAS, STR is a wholly-owned subsidiary of a corporation that is itself wholly-owned by Markland;

         WHEREAS, in consideration for the completion of the transaction set forth in the Merger Agreement, Yang received voting common stock of Markland, cash and STR's promissory note in the amount of Three Hundred Seventy-Five Thousand Dollars (the "NOTE");

         WHEREAS, the Note is payable in four (4) principal installments, the first due 150 days following the Agreement Date (as defined in the Merger Agreement), the second due 210 days following the Agreement Date, the third due 270 days following the Agreement Date and the final Note payment due 360 days following the Agreement date (collectively, the "NOTE PAYMENT SCHEDULE");

         WHEREAS, as a condition to the closing of the Merger Agreement, Markland entered into a one (1) year consulting agreement with Yang (the "CONSULTING AGREEMENT"), pursuant to which, in consideration for his performance of services thereunder, Yang is to receive compensation in the aggregate amount of Two Hundred Eighty-Five Thousand Dollars ($285,000.00) Term (the "FEE");

         WHEREAS, the Fee is payable in four (4) installments, the first due on March 15, 2004, the second due on May 15, 2004, the third due on July 15, 2004 and the final Fee payment due on October 15, 2004 (collectively, the "FEE PAYMENT SCHEDULE");

         WHEREAS, Markland and STR have experienced certain unexpected cash flow problems;

         WHEREAS, Markland, STR and Yang each desire to extend the terms of both the Note Payment Schedule and Fee Payment Schedule by amending the Note and the Consulting Agreement, respectively.

         NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants contained herein, the parties hereby agree as follows:



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         1. AMENDMENT OF THE NOTE. The Note Payment Schedule in the Note (the
second paragraph of the Note) is hereby amended by deleting it in its entirety and inserting in its place the following provision:

                  "THE PRINCIPAL ON THE PROMISSORY NOTE SHALL BE PAYABLE IN FIVE
                  (5) EQUAL PRINCIPAL PAYMENTS IN THE AMOUNT OF SEVENTY-FIVE THOUSAND DOLLARS ($75,000) THAT SHALL BE DUE ON JUNE 15, 2004, JULY 15, 2004, AUGUST 15, 2004, SEPTEMBER 15, 2004 AND OCTOBER 15, 2004, RESPECTIVELY."

         2. AMENDMENT OF THE CONSULTING AGREEMENT. The Fee Payment Schedule in the Consulting Agreement (Section 5.1 thereof) is hereby amended by deleting it in its entirety and inserting in its place the following provision:

                  "5.1 CONSULTING FEES. IN CONSIDERATION FOR THE CONSULTING SERVICES TO BE RENDERED BY CONSULTANT DURING THE TERM AND THE OTHER COVENANTS MADE BY CONSULTANT UNDER THIS AGREEMENT, THE COMPANY SHALL PAY TO CONSULTANT THE NEGOTIATED SUM OF TWO HUNDRED EIGHTY-FIVE THOUSAND DOLLARS ($285,000) TERM (THE "FEE"). THE FEE SHALL BE PAYABLE AS FOLLOWS: TWENTY-FIVE THOUSAND DOLLARS ($25,000) SHALL BE PAYABLE ON JULY 15, 2004, A SECOND PAYMENT IN THE AMOUNT OF THIRTY-FIVE THOUSAND DOLLARS ($35,000), SHALL BE DUE AUGUST 15, 2004, A THIRD PAYMENT IN THE AMOUNT OF SIXTY THOUSAND DOLLARS ($60,000) SHALL BE DUE ON SEPTEMBER 15, 2004, A FOURTH PAYMENT IN THE AMOUNT OF SIXTY THOUSAND DOLLARS ($60,000) SHALL BE DUE ON OCTOBER 15, 2004, A FIFTH PAYMENT IN THE AMOUNT OF SIXTY THOUSAND DOLLARS ($60,000) SHALL BE DUE ON NOVEMBER 15, 2004 AND A SIXTH AND FINAL PAYMENT IN THE AMOUNT OF FORTY-FIVE THOUSAND DOLLARS ($45,000) SHALL BE DUE ON DECEMBER 15, 2005. THE COMPANY SHALL NOT WITHHOLD ANY FEDERAL, STATE OR LOCAL TAXES OR OTHER WITHHOLDINGS FROM ANY PAYMENT DUE TO CONSULTANT. ANY AND ALL RESPONSIBILITY FOR PAYMENT OF SUCH TAXES AND OTHER WITHHOLDINGS SHALL BE THE SOLE AND EXCLUSIVE RESPONSIBILITY OF CONSULTANT."

         3. PAYMENT EXTENSION CONSIDERATION. In consideration of Yang's agreement to extend the term of both the Note Payment Schedule and Fee Payment Schedule, through the above set forth amendments to the Note and Consulting Agreement, respectively, Markland shall pay Yang the following consideration. Promptly after the due execution of this Amendment, though in no event more than seven (7) business thereafter, Markland shall deliver to Yang Fifty Thousand (50,000) shares of Markland's single class of voting common stock, $0.0001 par value per share (the "STOCK CONSIDERATION"). In addition to the Stock Consideration, Markland shall also pay cash in the sum of Forty Thousand Dollars ($40,000) to Yang (the "CASH CONSIDERATION"). The Cash Consideration shall be paid as follows: a partial payment of the Cash Consideration in the amount of Ten Thousand Dollars ($10,000) shall be due and payable on September 15, 2004, a second partial payment of the Cash Consideration in the amount of Ten Thousand Dollars ($10,000) shall be due and payable on October 15, 2004, a third partial payment of the Cash Consideration in the amount of Ten Thousand Dollars ($10,000) shall be due and payable on November 15, 2004 and a forth and final partial payment of the Cash



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Consideration in the amount of Ten Thousand Dollars ($10,000) shall be due and payable on December 15, 2004. The Cash Consideration shall be paid by Markland to Yang at his mailing address first set forth in the Note, or at such other address as Yang may specify in writing to Markland. Payment shall be made by means of a check or wire transfer in immediately available funds to be received Yang on or before the relevant due date. Payments that are not paid when due under this Amendment shall be subject to interest charges at a rate of twelve percent (12%) per annum.

         4. COUNTERPARTS. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall constitute an original hereof, and it shall not be necessary in making proof of this Amendment to produce or account for more than one original counterpart hereof.

         5. CONTROLLING LAW. This Amendment is made under, and shall be construed in accordance with, the laws of the State of Maryland applicable to agreements made and to be performed solely therein, without giving effect to principles of conflicts of law.

         6. DEFINITIONS. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Merger Agreement.

         7. NO NOVATION. This Amendment is only an agreement amending certain provisions of the Note and Consulting Agreement, respectively. All of the provisions of the Note and Consulting Agreement are incorporated herein by reference and shall remain and continue in full force and effect as amended by this Amendment.


                       [Signatures on the following page]



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         IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first written above.

MARKLAND TECHNOLOGIES, INC.


By:  /S/ ROBERT TARINI
     --------------------------------------
     Robert Tarini, CEO


SECURITY AND TECHNOLOGY RESEARCH, INC.


By:  /S/ ROBERT TARINI
     --------------------------------------
     Robert Tarini, CEO


/S/ GEORGE YANG                                  3/18/04
-------------------------------------------
George Yang



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